XTI SEC Document – StartEngine

XTI SEC Document – StartEngine

XTI SEC Document – XTI Website	12/9/15 11:53 AM

XTI SEC Document – XTI Website

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XTI Aircraft Company is a high-tech aviation start-up developing a fixed-wing vertical takeoff and landing airplane.
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With the TriFan 600, commuters will have the ability to bypass highways and runways
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XTI Aircraft Company is a high-tech aviation start-up developing a fixed-wing vertical takeoff and landing airplane. www.startengine.com/startup/XTI
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TRIFAN 600
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Hi everyone, I'm Amelia Earhart. I currently hold the record as the youngest woman to circumnavigate the globe in a single-engine aircraft. AMA!
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Hi everyone, I'm Amelia Earhart. I currently hold the record as the youngest woman to circumnavigate the globe in a single-engine aircraft. AMA!
SPECIALIZED PROFESSION
Hi All. Yes, I share the same name as the legendary Amelia Earhart, and no, we're not related. However, we do have a few things in common. An adventurous spirit, a passion for flight and the desire to fly around the world.
By recreating and completing Amelia Mary Earhart's flight around the world in the summer of last year, I developed an even deeper connection to my namesake and hopefully encouraged the world to pursue their own adventures. As president of the Fly With Amelia Foundation, I continue that work by providing grants and flight training scholarships to high school aged girls.
My newest passion project involves working with XTI Aircraft Company to develop the TriFan 600, the world's first commercially certified vertical takeoff airplane that aims to provide door-to-door travel at the comparable to the speed, range and comfort of a business jet. XTI is also one of the first companies to run an equity crowdfunding campaign so that anyone has the chance to be a part of it. Learn more about this project and the TriFan 600 at www.xtiaircraft.com.
Here's proof that it's me: http://i.imgur.com/v0mAIVI.jpg
Now, Ask Me Anything!"
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The Future is Now. Lift Up. Jet Out.
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XTI AIRCRAFT

StartEngine Page

start engine | Discover | Edit My Listing | Search | XTI A.

Please notify a StartEngine team member when you have filed with the SEC.



$16,755,613

in non-binding indications of interest received so far

XTI Aircraft Company

The future is now. Lift Up. Jet Out.

http://www.xtiaircraft.com/home Denver, CO

Transportation/Automotive

COMPANY TEAM UPDATES

POST UPDATE | EDIT PAGE | ANALYTICS

Now is the Time



XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

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Aviation enthusiasts have been dreaming about an airplane like the TriFan 600 for over 100 years. XTI is about to place all of us on the doorstep of a new era of flight. To those of you who have already participated in our equity crowdfunding campaign - thank you.

To those of you who still desire to participate and be a part of history, now is your chance. Following our filing for SEC qualification and being awarded with Popular Science's top prize "Best of What's New 2015" we invite all of you to join us on this journey.


The Future is Now. Lift Up. Jet Out.

Four Visionaries. One Vision. United in the quest to be a part of something bigger, the XTI Aircraft team has been rethinking how we travel. Reaching beyond traditional limitations, to develop an aircraft that combines a helicopter's ability to take off and land from almost anywhere, at speeds and ranges comparable to typical private jets.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

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SPEED AND RANGE MEETS CONVENIENCE
FOR THE BEST OF BOTH WORLDS

The XTI leadership team brings decades of experience to this endeavor, including success in building and growing multi-billion dollar aviation companies and playing a pivotal role in returning significant value to those companies' shareholders. For example, Jeff Pino (Vice Chairman of XTI), grew Sikorsky Aircraft Corporation from a $2 billion to a $7 billion company during his tenure as chief executive. Sikorsky Aircraft Corporation is now being acquired by Lockheed Martin for $9 billion.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

TRIFAN 600. THIS CHANGES EVERYTHING.



THE FACTS

CAPACITY	Pilot + 5 passengers
MAX CRUISE SPEED	~ 340 kts (400 mph)
MAX CRUISE ALTITUDE	Over 30,000 feet above predominant weather
RANGE	~ 800-1,200 miles*
VERTICAL LIFT	3 ducted fans
ENGINE	2 high performance turboshaft engines
FLIGHT CONTROLS	Fly-by-wire
TIME TO MAX ALTITUDE	~ 11 minutes
TIME TO MAX CRUISE SPEED	~ 90 seconds

*range depends on takeoff method & payload

Meet the TriFan 600. This six-seat, vertical takeoff and landing airplane provides unprecedented freedom by transporting you door-to-door, rather than airport-to-airport. Designed to fly as fast, as high and above predominant weather, and as far as other business jets, to more places and in a shorter period of time.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

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FRONT VIEW


BACK VIEW

Stepping aboard, you discover unparalleled cabin space, offering enormous flexibility for the distinctive needs of our customers. Depending on those needs, you might enter to discover a medical evacuation or air ambulatory configuration, with a horizontal stretcher and three seats for medical personnel or patient companions. Or for the most discerning business or personal needs, you might find perfectly shaped modern luxury with its exceptionally spacious interior adorned with elegant surfaces and intelligent high-tech features. Whatever the requirements, the TriFan 600 offers pressurized cabin comfort with accommodating capability.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

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AS SEEN ON:

CNN
POPULAR SCIENCE
uncrate
FLYING
FORTUNE
Entrepreneur
Popular Mechanics
AVIATION WEEK

PROVEN TECHNOLOGY. REVOLUTIONARY RESULT.

By merging advanced, proven technologies in a revolutionary design, XTI Aircraft aims to change the way the world flies. And now they're giving everyone the chance to be a part of it. What XTI is attempting today is not a new-technology revolution; it's an evolution of new applications for existing technology. This reduces risks associated with manufacturing and certifying the TriFan 600.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

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THREE DUCTED FANS
ADVANCED AVIONICS
SLIDING DOOR CONCEALS FAN FOR FORWARD FLIGHT
SINGLE PILOT IFR
TWO HIGH PERFORMANCE TURBOSHAFT ENGINES
CARBON FIBER & EPOXY STRUCTURE

The unique configuration, advanced ducted fan and other proven technology, and lightweight materials give the TriFan 600 a speed, range, and level of comfort comparable to most private jets, with one supreme advantage – unparalleled travel flexibility that's only possible when you forget the highway, and lose the runway.

FORGET THE HIGHWAY. LOSE THE RUNWAY.



No traditional jet, helicopter, or VTOL can fly you directly from point A to point B with the range, speed, or operational flexibility needed for true efficiency. The TriFan 600 is a new type of aircraft, with an entirely new combination of capabilities potentially saving hundreds of hours a year.

EARLY OPPORTUNITIES. ENDLESS POSSIBILITIES.


BUSINESS
PERSONAL
MEDICAL
TOURISM

This is only the beginning. No other jet, helicopter or other aircraft opens the same world of possibilities. These are just some of the market opportunities we've envisioned. We have no doubt as the technology grows in popularity the implications will also grow in ways we haven't imagined. Join us in our journey and imagine the possibilities with us.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

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INITIAL TARGET. BUSINESS AVIATION MARKET.

Personal aircraft transportation is a booming, billion-dollar industry. Around the world, businesses and individuals who want to get to their destinations faster choose to travel via personal aircraft. In fact, a recent survey shows that reducing transportation time makes up 84% of reasons why people choose personal aircraft. And, with the addition of aircraft chartering services aimed at lowering cost of entry with membership models, the market has literally never been hotter.



BUSINESS JET INDUSTRY
20-YEAR REVENUE AND DELIVERY OUTLOOK
$92 BILLION
$161 BILLION
$264 BILLION
$353 BILLION
1994-2003
2004-2013
2014-2023
2024-2033
Source: JetNet iQ forecast, Jan 2015

Purchase prices for aircraft in the same market as the TriFan 600 can range up to $18 million, with a high correlation between speed and cost. Historically, the higher the speed has meant lower total trip time and higher cost.

SPEED, RANGE & FLEXIBILITY.

According to Business Jet Traveler magazine, the two most important reasons people fly privately are to save time, and to gain access to destinations not served by airlines. The TriFan 600 accomplishes both objectives.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

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TRIFAN 600 VERSUS PRIVATE JET ON A 733 MILE FLIGHT*


Private Jet (350 kt cruise)
New York
Chicago
TriFan 600 (310 kt cruise)
*1 Pilot • 2 Passengers

THE TRIFAN 600 SAVES 1.6 HOURS
BY ELIMINATING TRAVEL TO AND FROM AN AIRPORT

Every wasted hour due to travel time has an inherent opportunity cost. In order to combat this, business jet owners often pay millions more for additional speed. But as shown in the figure above, more speed does not always equal more time saved.

TRIFAN 600 VERSUS HELICOPTER ON A 393 MILE FLIGHT*


Helicopter (120 kt cruise)
Flagstaff
TriFan 600 (310 kt cruise)
Los Angeles
*1 Pilot • 5 Passengers

THE TRIFAN 600 IS FASTER AND HAS GREATER RANGE,
SAVING 2.3 HOURS OVER THE HELICOPTER, WHICH HAS TO REFUEL

PROJECTED DEMAND & FUTURE PRE-ORDERS.

Globally there are over 60,000 business airplanes and helicopters in operation. XTI predicts demand for fast runway-free transportation will result in 40-100 TriFan sales per year. It won't replace every aircraft, but it could become the new standard for private business jets.

In addition to the crowdfunding effort, XTI intends to initiate a pre-sales program years before actual delivery. Buyers will be able to make a refundable deposit, reserve their place in line, and retain that priority position into production. With as few as 100 orders, the gross revenues of XTI would be over $1 billion (assuming the expected preliminary retail price of $10-$12 million per TriFan 600).

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

Tweet

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100 ORDERS WILL EQUAL
MORE THAN $1 BILLION IN SALES

After generating market interest through the pre-sales program, and quantifying demand through refundable deposits and orders received, the company will leverage that data to increase its valuation for the next round of financing.

All members of XTI's management are shareholders in the company, so they are highly motivated and incentivized to increase the company's value and create a path to liquidity and a market for all shareholders, including those who will invest if the company moves forward under this Regulation A+ crowdfunding financing. Therefore, over the next two or three years, the company will be analyzing and exploring various approaches to achieving liquidity for all shareholders, such as strategic relationships with publicly traded aircraft companies, and examining whether an initial public offering should be part of the company's financing strategy within the next few years.

WHO WE ARE.

XTI Aircraft Company is a privately owned aviation business founded in 2012 by Chairman David Brody. Based in Denver, Colo., the company's mission is to develop innovative solutions to universal business aviation problems by enabling true point-to-point air travel over long distances. XTI is founded on a culture of customer-focused, innovative problem solving to meet the evolving needs of modern travelers. The TriFan 600 is the first in a family of time-saving aircraft the company intends to develop.

Together, the XTI leadership team brings decades of experience, a deep well of expertise, a shared passion for aviation, and success bringing new aircraft to market.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

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DAVID BRODY
Founder and Chairman

Dave Brody's drive and life-long passion for aviation, science and technology put the TriFan 600 on a vertical trajectory from the beginning. After incorporating XTI in Delaware, he developed the initial TriFan 600 configuration and performance goals in 2012, then put together a veteran aerospace engineering team, led by Dr. Dennis Olcott, to prepare a conceptual engineering report validating its configuration and core performance objectives. Brody then filed XTI's patents on the TriFan 600 and after establishing the strategic plan, Brody recruited the XTI board members and executive and engineering team to expand, refine, and execute the plan. In 2005, Brody founded a successful advanced technology helicopter company, AVX Aircraft Company, serving as the chairman and chief executive officer. He holds several patents in aviation and other fields, and has written several books, including a national Book-of-the-Month Club best seller on science and technology.

JEFFREY PINO
Vice Chairman

The former president and chief executive of Sikorsky brings broad industry experience to XTI, in strategy, sales, marketing, and guiding new, innovative aircraft from concept through design and certification. Pino served as senior vice president at Bell Helicopter, and also as senior vice president for corporate strategy, marketing and commercial programs for Sikorsky, where he was responsible for the development of strategic plans, mergers and acquisitions, advanced programs, worldwide sales, marketing, communications, and the execution of commercial programs. He is a retired master Army aviator and served in U.S. Army active, reserve, and National Guard assignments for 26 years. He is a certified airplane and helicopter instructor pilot and accomplished aerobatic and air show performer.

CHARLES B. JOHNSON
Board Member

The former president and chief operating officer of Cessna brings to XTI more than 35 years of experience in top-level aviation management and strategy, operations and production. He was also Cessna's vice president of aircraft completion and product support, senior vice president of operations, and executive vice president of operations, leading development, certifications, and product support of new airplanes. Prior to joining Cessna, Johnson served as chief of production flight test for Gates Learjet. He also was chief pilot for Arnold Palmer. Johnson began his aviation career after completing U.S. Air Force pilot training in 1968 and accumulated over 1,000 hours of military flight time in the F-105, serving in combat in Southeast Asia. Johnson currently serves as president and chief operating officer of Aero Electric Aircraft Corporation. He holds airline transport and instructor pilot certificates with type ratings in all Cessna Citation models.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

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DENNIS OLCOTT, Ph.D, PE
SVP of Engineering, Chief Engineer, Board Member

An expert on new aircraft development, structures, systems definitions, flight test and Federal Aviation Administration certification, Olcott also serves as XTI's senior vice president of engineering. He was chief engineer at Adam Aircraft, where he led over 200 engineers and technicians covering all phases of aircraft development through certification. At Piper Aircraft he was vice president of engineering and served as chief engineer on the Piper Jet, leading over 150 engineers supporting production and new development projects.

EXECUTING THE PLAN.

The XTI team has put together a detailed market analysis and business plan that includes a realistic path to profitability and strong returns for investors assuming that the targets in the plan are met. Current priorities of the Board and Management Team are (1) pending financing initiatives, (2) completing diligence on the technical solution, and (3) continuing discussions with potential vendors, partners, and suppliers for the prototype and production aircraft.

Over the past two-and-a-half years, XTI has completed conceptual engineering and is now in the preliminary engineering phase of development for the TriFan 600. Each of the approximately 32 systems in the TriFan 600 (structures, electrical systems, etc.) will be evaluated on a continuous basis during the remaining design and fabrication phases, and XTI will work to reduce the level of technical risk for each system as the program moves forward.


Today
Proof-of-Concept Aircraft First Flight
Conforming Aircraft First Flight
FAA Certification
Conceptual Design
Preliminary Design
Build / Fly
Detail Design / Fabrication
Ground / Flight Tests
Production

After raising sufficient funds, XTI aims to build and fly the first prototype of the TriFan 600 (the "proof of concept") with a targeted completion date of two and a half years. Producing and flying the proof of concept will validate the performance of the TriFan 600, which the company expects will result in a significant increase in the company's valuation. Investors who join in this crowdfunding campaign will play a major role in accomplishing this important milestone.

Over the next year, XTI will expand its operational and marketing capabilities to continue development of the TriFan 600, take orders for the aircraft, and engage in other marketing activities which are intended to validate the global demand.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

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After successfully flying the proof of concept, we intend to build and test one or more prototypes used to secure certification from the Federal Aviation Administration (FAA). That certification will allow XTI to commence commercial production and sales of the aircraft. Production and initial sales will depend on meeting capital milestones as well as FAA approval.

From this time forward, the company will be analyzing and exploring various approaches to achieving liquidity for all shareholders, such as strategic relationships with publicly traded aircraft companies, and examining whether an initial public offering should be part of the company's financing strategy within the next few years.

PIONEERING TOGETHER.

A big part of what distinguishes XTI is their willingness to think and act differently by approaching challenges in creative, non-traditional ways. When Title IV of the Jobs Act of 2012 became effective this June, it opened up an opportunity for an exciting and promising new fundraising vehicle called equity crowdfunding.

Before equity crowdfunding existed, securities laws made it difficult to offer investment opportunities to anyone but "accredited investors" who already have high net worth -- so the public had slim to no chance of getting in early.

XTI views equity crowdfunding as a creative way to involve everyone as true stakeholders working together to pioneer this all new way to fly. It will also bring XTI one step closer towards meeting key financing milestones required to get the TriFan 600 to market. The team has considerable experience doing just that, and they are excited to have you join them.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

"ONLY ONE WORD CAN DESCRIBE THE TRIFAN: 'AMAZING' - A MUST SEE."

AVIATION WEEK

"THIS CHANGES EVERYTHING."

Popular Mechanics

"BEST INVESTMENT EVER."

POPULAR SCIENCE

"WHAT A GAME CHANGER."

Entrepreneur

"THIS JET-HELICOPTER HYBRID IS THE LUXURY VEHICLE OF YOUR DREAMS."

FORTUNE

WHY INVEST?

In 1903, the Wright brothers achieved the first airplane flight at Kitty Hawk, NC. 12 seconds later at a distance of 120 feet, did they have any idea how much that single event would change the world? Not likely. In that one instant, we realized we were no longer bound to preconceived notions of what is possible. Flight was no longer beyond our reach.

After more than 100 years, humanity still has the same dream to push the limits and find better ways. And the unveiling of the TriFan 600 represents just that, the next step in flight evolution by providing unprecedented point to point transportation.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

Tweet

Share

Now XTI Aircraft is offering everyone the chance to express interest in its first public campaign and be a part of the journey that will change personal transportation as we know it. The company will do its best to make that journey both exciting and financially rewarding for the company's shareholders.



XTI
AIRCRAFT

Now is your chance to have your own "Kitty Hawk moment," and get in on the ground floor. Not only does the XTI team fully understand what it takes to launch a new aircraft, including roadblocks and constraints, they also know how to overcome them.

Whether you ever get a chance to purchase a TriFan 600, with this opportunity, you will be able to own a piece of XTI and benefit from each and every one of its potential multi-million dollar sales.

To express your interest in investing, please click on the green "Reserve My Shares" button in the upper right corner of the page.

FAQ

What is Reg A+ Equity Crowdfunding?

In June 2015, the final Regulation A+ rules under Title IV of the JOBS Act became effective, after approval by the Securities and Exchange Commission, paving the way for companies like XTI to raise up to $50 million from both accredited and unaccredited investors.

What is 'Testing the Waters?'

Reg A+ allows companies to promote a potential offering in order to see how much interest they receive before they decide to submit materials to the SEC. This is called 'Testing the Waters' and this stage lasts until the offering has been "qualified" for fundraising by the SEC. XTI is currently 'Testing the Waters.'

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

Tweet

Share

How does it work?
It only takes a minute to join the StartEngine site and by clicking on the green "Reserve My Shares" button in the top right corner of the page, you can indicate your interest in XTI's offering. So don't miss out on the opportunity to get in early as an equity stakeholder by taking this first step today.

Why is it important to reserve your shares today?
The share reservation process, and your reservation made today, is designed to aid XTI Aircraft in determining the dollar amount of the securities that it should offer to be sold through StartEngine in the near future once the SEC qualifies its equity crowdfund offering.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AT THIS TIME, AND IF SENT IN TO XTI, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES OF XTI CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL XTI'S OFFERING STATEMENT IS QUALIFIED. ANY SUCH OFFER TO BUY SECURITIES MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ITS ACCEPTANCE IS GIVEN AFTER THE QUALIFICATION DATE. ANY INDICATIONS OF INTEREST IN XTI'S OFFERING INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

Tweet

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$16,755,613
In non-binding indications of interest received so far
XTI Aircraft Company
The future is now. Lift Up. Jet Out.
http://www.xtiaircraft.com/home
Denver, CO
Transportation/Automotive

COMPANY   TEAM   UPDATES   RESERVE MY SHARES   FOLLOW

Updates

XTI AIRCRAFT COMPANY FLIES FORWARD WITH FILING FOR SEC QUALIFICATION

21 days ago

XTI Aircraft Company

November 10, 2015

The TriFan 600 took an important step forward today as XTI Aircraft Company requested U.S. Securities and Exchange Commission (SEC) qualification to convert almost $14 million in expressed interest into real investments for thousands of individuals worldwide. Read more.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

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Denver, CO

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TRIFAN 600 ENGINEERING WORK ON COURSE AND ON SCHEDULE

21 days ago

XTI Aircraft Company

November 05, 2015

In April, we completed all of our conceptual engineering and issued a formal engineering report to management. Our work on Computational Fluid Dynamics (CFD), which involves wind tunnel testing via computer, continues forward. Preliminary engineering commenced in mid-2014 right after CFD and continues forward as well. Read more.

XTI AIRCRAFT COMPANY REACHES $10 MILLION IN EXPRESSED GLOBAL INTEREST THROUGH AVIATION'S FIRST EQUITY CROWDFUNDING CAMPAIGN

21 days ago

XTI Aircraft Company

September 28, 2015

Equity crowdfunders from around the world have reserved shares for more than $10 million to support development of the TriFan 600. "The public response has been tremendous so far," said XTI Vice Chairman Jeff Pino. "We will file with the SEC in the next few months and, once approved, will allow participants to turn expressions of interest into share purchases." Read more.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

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TRIFAN 600 TAKES OFF AS CROWDFUNDING SOARS TO $4 MILLION

21 days ago

XTI Aircraft Company

September 8, 2015

In just two weeks, equity crowdfunders have reserved shares for more than $4 million. XTI is currently gauging potential shareholder interest under the terms of Regulation A, popularly referred to as Reg A+, of the JOBS Act, and will decide later this year whether to file an application for a financing to be qualified by the Securities and Exchange Commission (SEC). If qualified, XTI will then open the door to official share purchases on the StartEngine website to begin as soon as year-end. The equity crowdfunding "Reservation of Shares" and actual investment in XTI (upon SEC approval) is also available to foreign investors outside the U.S., subject to applicable laws of their country. Read more.

XTI LAUNCHES EQUITY CROWDFUNDING CAMPAIGN

21 days ago

XTI Aircraft Company

August 25, 2015

XTI is launching the equity crowdfunding campaign under new rules approved by the U.S. Securities and Exchange Commission. It is part of a larger capital financing plan that includes venture capital, private equity and high net worth investors. Read more.

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

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$16,755,613
in non-binding indications of interest received so far
XTI AIRCRAFT
XTI Aircraft Company
The future is now. Lift Up. Jet Out.
http://www.xtiaircraft.com/home
Denver, CO
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COMPANY | TEAM | UPDATES | RESERVE MY SHARES | FOLLOW

The Team



David Brody
FOUNDER & CHAIRMAN



Jeffrey Pino
VICE CHAIRMAN

Charlie Johnson
BOARD MEMBER



Dr. Dennis Olcott
CHIEF ENGINEER

Andrew Woglom
CHIEF FINANCIAL OFFICER

XTI Aircraft Company

A powerhouse team, including former chief executives from Sikorsky and Cessna, have come together to change how we fly, connect, and reach new possibilities with XTI Aircraft. After years of engineering as well as extensive market and business planning, they have unveiled a revolutionary piece of aviation technology. This Changes Everything.

https://www.facebook.com/xtiaircraft

twitter.com/@XTIAircraft

Denver, CO

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It's your bridge to another deal, your pathway to a new adventure, and your chance to make history.

FLY WITH XTI

XTI Latest News: XTI's TriFan 600 Earns Prestigious 'Best of What's New' Award From Popular Science Among the 100 Greatest Innovations of 2015

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*NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AT THIS TIME, AND IF SENT IN TO XTI AICRAFT COMPANY OR STARTENGINE.COM, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES OF XTI AICRAFT COMPANY CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL XTI AICRAFT COMPANY'S OFFERING STATEMENT IS QUALIFIED. ANY SUCH OFFER TO BUY SECURITIES MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ITS ACCEPTANCE IS GIVEN AFTER THE QUALIFICATION DATE. ANY INDICATIONS OF INTEREST IN XTI AICRAFT COMPANY'S OFFERING INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

THE A-TEAM

XTI Aircraft Company is a privately owned aviation business founded in 2012 to develop vertical takeoff airplanes. The business is guided by a leadership team with decades of aviation experience, a deep well of expertise, and proven success bringing new aircraft to market.

Together, this group of business aviation visionaries is reshaping the future of flight with the ultimate breakthrough in modern flight — a business jet that can takeoff and land vertically.

+ David Brody - Founder and Chairman
+ Jeffrey Pino - Vice Chairman
+ Charlie Johnson - Board Member
+ Dr. Dennis Olcott - Chief Engineer, Board Member
+ Andrew Woglom - Chief Financial Officer



WHY TRIFAN 600?

More time.

Capture time traveling door-to-door, rather than airport-to-airport. No runway required, but possible. All with less waiting and inconvenience. Takeoff closer to departure point...travel faster and farther...land closer to destination.

True one-of-a-kind solution.

No helicopter, business jet or other aircraft can match its unparalleled travel flexibility — that's only possible when you forget the highway, and lose the runway.

Low-risk. High-style.

Safe, luxurious comfort; jet set in high style, all backed by a solid plan, proven technology and the best and brightest in business aviation.



PRESS RELEASE – NOVEMBER 10, 2015

XTI Aircraft Company Flies Forward With Filing For SEC Qualification

READ MORE



PRESS RELEASE – SEPTEMBER 28, 2015

XTI Aircraft Company Reaches $10 Million in Expressed Global Interest Through Aviation's First Equity Crowdfunding Campaign

READ MORE



PRESS RELEASE – SEPTEMBER 9, 2015

TriFan 600 Takes Off as Crowdfunding Soars to $4 Million

READ MORE



PRESS RELEASE – AUGUST 25, 2015

XTI Aircraft Company Launches Equity Crowdfunding Campaign as Part of Overall Financing Plan to Develop Revolutionary Vertical Takeoff Airplane

READ MORE


XTI Aircraft Company
Flies Forward with Filing
for SEC Qualification
xtiaircraft.com
XTI

November 13, 2015

XTI Crosses Key Milestone This Week with SEC Filing

XTI Aircraft crosses an important milestone this week with the official filing of our equity crowdfunding offering qualification statement with the Securities and Exchange Commission. Also referred to as a "mini-IPO," an equity crowdfund offering would give XTI the authority under Regulation A (Reg A+) of Title IV of the … Continue reading →

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October 13, 2015

David Brody, Founder and Chairman, XTI Aircraft

Dave Brody's drive and life-long passion for aviation, science and technology put the TriFan 600 on a vertical trajectory from the outset of his vision. After incorporating XTI Aircraft Company in Delaware, he developed the initial TriFan 600 configuration and performance goals in 2012, then put together a veteran aerospace engineering team to … Continue reading →

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October 13, 2015

Equity Crowdfunding Campaign Soars

On August 25, XTI Aircraft Company launched an equity crowdfunding campaign, the first of its kind in aviation history, to invite participation in the development of the revolutionary TriFan 600 vertical takeoff and landing airplane. We are offering everyone the opportunity to express interest in our first public campaign by reserving shares, ... Continue reading →

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XTI'S TRIFAN 600 EARNS PRESTIGIOUS 'BEST OF WHAT'S NEW' AWARD FROM POPULAR SCIENCE AMONG THE 100 GREATEST INNOVATIONS OF 2015

DENVER, Colo., Nov. 18, 2015 — The TriFan 600 is a 2015 Popular Science "Best of What's New" Award Winner in the aerospace category. Popular Science annually selects the 100 greatest innovations of the year, each representing a significant step forward in their respective categories. The TriFan 600 and other honorees are celebrated in the magazine's December issue, on newsstands now.

Developed by XTI Aircraft Company, the TriFan 600 is a six-seat fixed-wing airplane with the speed, range and comfort of a business jet, and the ability to take off and land like a helicopter. It will be the first commercially certified high-speed, long-range vertical takeoff and landing (VTOL) airplane to provide true door-to-door travel.

"The Best of What's New awards honor the innovations that surprise and amaze us — those that challenge our view of what's possible in the future," said Cliff Ransom, editor-in-chief of Popular Science. "The award is Popular Science's top prize, and the 100 winners — chosen from among thousands of nominees — are each a revolution in their respective fields."

"This is gratifying news and an honor for XTI and our supporters," said David Brody, founder and chairman of XTI Aircraft Company. "After working on the engineering and analyzing the market for the TriFan for three years, this award is further validation that TriFan 600 will be a true game-changer."

XTI filed an application last week with the U.S. Securities and Exchange Commission (SEC) to qualify the company's equity crowdfunding campaign. When approved, that campaign will allow the general public to buy shares in XTI. As of today, the campaign is approaching $15 million in expressed interest from people who want to invest in the company. XTI expects qualification from the SEC early next year to convert that interest into actual shares in the company. It's still possible to secure an equity stake by signing up at www.startengine.com/startup/xti.

In addition to raising capital, the team is currently focused on finalizing diligence on its technology and talking with key vendors. XTI plans to produce and test fly its first prototype by mid-2018.

XTI Aircraft Company is led by a team of aviation industry veterans including Brody, Vice Chairman Jeffrey Pino, who is the former president and chief executive of Sikorsky Aircraft Corporation, and other industry experts and leaders from Cessna and Piper Aircraft companies. A new video features Pino discussing XTI's vision to transform personal air transportation, and details about plans for the TriFan 600. The video is available for viewing at www.startengine.com/startup/xti.

ABOUT XTI

XTI Aircraft Company is a privately owned aviation business based in Denver. XTI is guided by a leadership team with decades of experience, a deep well of expertise, and success bringing new aircraft to market. XTI is founded on a culture of customer-focused problem solving to meet the evolving needs of modern travelers.

For information and updates about XTI Aircraft Company and the TriFan 600, visit www.xtiaircraft.com.

ABOUT POPULAR SCIENCE

Founded in 1872, Popular Science is the world's largest science and technology magazine, with a circulation of 1.3 million and 6.8 million monthly readers. Each month, Popular Science reports on the intersection of science and everyday life, with an eye toward what's new and why it matters. Popular Science is published by Bonnier Active Media, a subsidiary of Bonnier Corporation.

Media Contact

BDN Aerospace Marketing

(480) 924-0690

kyle@bdnaerospace.com

XTI AIRCRAFT COMPANY FLIES FORWARD WITH FILING FOR SEC QUALIFICATION

DENVER, Colo., Nov. 10, 2015 — The TriFan 600 took an important step forward today as XTI Aircraft Company requested U.S. Securities and Exchange Commission (SEC) qualification to convert almost $14 million in expressed interest into real investments for thousands of individuals worldwide.

XTI launched a "test-the-waters" equity crowdfunding campaign in late August to develop the TriFan 600 — a six-seat fixed-wing airplane with the speed, range and comfort of a business jet, and the ability to take off and land like a helicopter. Conceptual design of the aircraft has been completed and validated by an independent team of technical experts.

If the company receives SEC qualification, XTI will be authorized to begin converting the initial expressions of interest into equity stakes, as shareholders in the company. At the same time, anyone in the world who has not yet signed up on the crowdfunding platform — www.startengine.com/startup/xti — can still sign up and become shareholders.

Based on XTI's valuation of the company, the initial group of investors will own approximately 15%-25% of the company, depending on the amount raised in this offering. "This is an unprecedented opportunity that has captured the imagination of many small investors," said David Brody, founder and Chairman of XTI. "People recognize this as a once-in-a-lifetime chance to get in early on something truly revolutionary, and to help shape and own the future of flight."

The TriFan 600 would become the first commercially certified high-speed, long-range vertical takeoff and landing (VTOL) airplane to provide true door-to-door travel. "No traditional jet, helicopter or other aircraft opens the same world of possibilities," said Brody.

XTI Aircraft Company is led by a team of aviation industry veterans who have developed a plan and multi-faceted funding strategy for successful completion of the project yielding a flying concept demonstrator in three years, and certification in seven to nine years. The team includes Vice Chairman Jeffrey Pino, former president and chief executive of Sikorsky Aircraft, XTI board member Charlie Johnson, former president of Cessna Aircraft Company, and Chief Engineer and board member Dennis Olcott, Ph.D., who previously served as chief engineer for Adam Aircraft and for the PiperJet program.

"This team knows what it takes to finance, design, certify and launch a program of this magnitude," Pino said. "We are currently focused on raising capital, finalizing diligence on our technology, and talking with key vendors that will lead to building our prototype." He added that the team will be attending the National Business Aviation Association (NBAA) Convention in mid-November to continue these efforts.

ABOUT XTI

XTI Aircraft Company is a privately owned aviation business based in Denver. XTI is guided by a leadership team with decades of experience, a deep well of expertise, and success bringing new aircraft to market. XTI is founded on a culture of customer-focused problem solving to meet the evolving needs of modern travelers.

For information and updates about XTI Aircraft Company and the TriFan 600, visit www.xtiaircraft.com

Media Contact

BDN Aerospace Marketing

(480) 924-0690

kyle@bdnaerospace.com

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE SATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

XTI AIRCRAFT COMPANY REACHES $10 MILLION IN EXPRESSED GLOBAL INTEREST THROUGH AVIATION'S FIRST EQUITY CROWDFUNDING CAMPAIGN

DENVER, Colo., Sept. 28, 2015 — Equity crowdfunders from around the world have reserved shares for more than $10 million to support development of the TriFan 600.

The TriFan 600 will be the world's first commercially certified vertical takeoff airplane. It will have the speed, range and comfort of a business jet and will take off and land like a helicopter. In development for two-and-a-half years, the six-seat aircraft will provide true door-to-door travel.

Reserve shares and monitor campaign progress at startengine.com/startup/xti.

"The public response has been tremendous so far," said XTI Vice Chairman Jeff Pino. "We will file with the SEC in the next few months and, once approved, will allow participants to turn expressions of interest into share purchases."

XTI has been assessing public interest since August 25, 2015, under the terms of Regulation A, or Reg A+, of the JOBS Act.

XTI is also raising funds through venture capital, private equity and accredited investors while finalizing diligence on its technical solution and continuing discussions with vendors that will lead to building a prototype.

XTI is backed by highly accomplished aviation leaders, including Founder and Chairman David Brody, Pino, the former president and chief executive of Sikorsky Aircraft Corp., Charlie Johnson, the former president of Cessna Aircraft Company, and other accomplished industry veterans.

ABOUT XTI

XTI Aircraft Company is a privately owned aviation business based in Denver. XTI is guided by a leadership team with decades of experience, a deep well of expertise, and success bringing new aircraft to market. XTI is founded on a culture of customer-focused problem solving to meet the evolving needs of modern travelers.

ABOUT XTI

XTI Aircraft Company is a privately owned aviation business based in Denver. XTI is guided by a leadership team with decades of experience, a deep well of expertise, and success bringing new aircraft to market. XTI is founded on a culture of customer-focused problem solving to meet the evolving needs of modern travelers.

For information and updates about XTI Aircraft Company and the TriFan 600, visit www.xtiaircraft.com

Media Contact

BDN Aerospace Marketing

(480) 924-0690

kyle@bdnaerospace.com

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE SATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

TRIFAN 600 TAKES OFF AS CROWDFUNDING SOARS TO $4 MILLION

DENVER, Colo., Sept. 8, 2015 — In just two weeks, equity crowdfunders have reserved shares for more than $4 million via startengine.com/startup/xti to support development of an airplane with the speed, range, and comfort of a business jet and the ability to take off and land like a helicopter.

XTI Aircraft Company (XTI) is pioneering the first use of crowdfunding for commercial airplane development, and at the same time continuing its engineering work on the TriFan 600.

"The response to our announcement of the equity crowdfunding plan and to this revolutionary aircraft itself has been overwhelming," said XTI Vice Chairman Jeff Pino. "People are captivated and excited by the world of possibilities this aircraft presents. They recognize that this could be a once-in-a-lifetime opportunity and want to get involved early as stakeholders."

"We are connecting aspiring investors with the progressive companies of tomorrow," said StartEngine Chief Executive Officer Ron Miller. "Investor response to XTI Aircraft has been extraordinary. The company is clearly on course to change the future of flight."

The general public's opportunity to become shareholders is time-limited. Learn more at startengine.com/startup/xti, "Reserve My Shares." Individual reservations have ranged from $250 to over $200,000.

XTI is currently gauging potential shareholder interest under the terms of Regulation A, popularly referred to as Reg A+, of the JOBS Act, and will decide later this year whether to file an application for a financing to be qualified by the Securities and Exchange Commission (SEC). If qualified, XTI will then open the door to official share purchases on the StartEngine website to begin as soon as year-end. The equity crowdfunding "Reservation of Shares" and actual investment in XTI (upon SEC approval) is also available to foreign investors outside the U.S., subject to applicable laws of their country.

XTI is also raising funds through venture capital, private equity and accredited investors, while finalizing diligence on its technical solution and starting discussions with vendors that will lead to building a prototype.

In development for over two years, the six-seat TriFan 600 will be the world's first commercially certified vertical takeoff airplane and will provide true door-to-door travel, with speed, range and comfort comparable to that of a business jet.

XTI is backed by highly accomplished aviation industry all-stars, including founder and chairman David Brody. "We couldn't be more appreciative of, or committed to, our future shareholders," Brody said. "We thank each one of you for joining us on this journey."

ABOUT XTI

XTI Aircraft Company is a privately owned aviation business based in Denver. XTI is guided by a leadership team with decades of experience, a deep well of expertise, and success bringing new aircraft to market. XTI is founded on a culture of customer-focused problem solving to meet the evolving needs of modern travelers.

For information and updates about XTI Aircraft Company and the TriFan 600, visit www.xtiaircraft.com.

# # #

XTI AIRCRAFT COMPANY LAUNCHES EQUITY CROWDFUNDING CAMPAIGN

DENVER, Colo., Aug. 25, 2015 — A group of business aviation visionaries today invited the world to help shape and own the future of flight.

Starting today, aviation enthusiasts and crowdfunders nationwide are actively participating in the launch of XTI Aircraft Company's (XTI) equity crowdfunding campaign, the first fundraising effort of its kind in aviation history — to develop the TriFan 600 — a six-seat fixed-wing airplane designed to fly as fast, as high, and as far as other business jets, but with the ability to takeoff and land vertically.

XTI is launching the equity crowdfunding campaign under new rules approved by the U.S. Securities and Exchange Commission. It is part of a larger capital financing plan that includes venture capital, private equity and high net worth investors. Interested investors can learn more and lend their support at www.startengine.com/startup/xti.

"We view equity crowdfunding as a creative way to involve everyone as true stakeholders working together to pioneer this all new way to fly," said David Brody, founder and chairman of XTI. "It's a way to turn all of our supporters into potential stockholders by providing the public a once-in-a-lifetime chance to get in early on something truly revolutionary."

In development for over two years, the TriFan 600 is being designed and developed to become the first commercially certified high-speed, long-range vertical takeoff and landing (VTOL) airplane to provide true door-to-door travel. "No traditional jet, helicopter or other aircraft opens the same world of possibilities," said Brody.

After he conceived and designed the TriFan 600, Brody assembled a world-class leadership team to execute the vision. Team members include XTI Vice Chairman Jeffrey Pino, who, as former president and chief executive of Sikorsky Aircraft, kept the world's largest helicopter manufacturer at the forefront of rotorcraft innovation and development; XTI board member Charlie Johnson, former president of Cessna Aircraft Company, a leading manufacturer of light and midsize business jets; and Chief Engineer and board member Dennis Olcott, Ph.D., who previously served as chief engineer for Adam Aircraft and for the PiperJet program.

"This team knows exactly what is required to finance, design, certify and launch a program of this magnitude," Pino said. He added that "our current efforts are focused on raising capital, finalizing diligence on our technical solution, and initial discussions with key vendors that will lead to building a prototype."

ABOUT XTI

XTI Aircraft Company is a privately owned aviation business based in Denver. XTI is guided by a leadership team with decades of experience, a deep well of expertise, and success bringing new aircraft to market. XTI is founded on a culture of customer-focused problem solving to meet the evolving needs of modern travelers.

For information and updates about XTI Aircraft Company and the TriFan 600, visit www.xtiaircraft.com.

Media Contact

BDN Aerospace Marketing
(480) 924-0690
kyle@bdnaerospace.com

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE STATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

# # #

SPOTLIGHT ON JEFF PINO – VICE CHAIRMAN



The leadership team of XTI Aircraft represents some of the who's who of aviation. As the former president and chief executive of Sikorsky Helicopters, Jeff Pino kept the world's largest helicopter manufacturer at the forefront of rotorcraft innovation and development.

Mr. Pino brings to XTI decades of top-tier industry experience in strategy, sales, marketing and, importantly, experience in the development of new, innovative aircraft from concept through design and certification.

During his career at Sikorsky Helicopters, Jeff presided over the development the of the X2 prototype helicopter, a program honored as the highest achievement in aerospace in 2010. Mr. Pino also served as senior vice president for corporate strategy, marketing, and commercial programs. On leaving Sikorsky, he led Macquarie Rotorcraft Leasing as chief executive officer.

For 26 years, Jeff served in the U.S. Army active, reserve, and National Guard. He holds an MBA from Webster University and a bachelor's degree from the University of Arizona. Underscoring his passion for airplanes, he is a retired master Army aviator and test pilot, certified airplane and helicopter instructor pilot, an accomplished aerobatic and air show performer, and currently flies a P-51 Mustang Warbird.

In commenting on XTI, Jeff explains, "Our team knows exactly what is required to finance, design, certify and launch a program of the magnitude of the TriFan 600. Current efforts focus on raising capital, finalizing diligence on our technical solution, and holding initial discussions with key vendors to lead to a prototype."

"The public response has been tremendous so far. Our crowdfunding has already attracted nearly $14 million. We've just filed with the SEC and, once approved, supporters will be permitted to turn expressions of interest into share purchases. People are captivated and excited by the world of possibilities this aircraft presents."

XTI CROSSES KEY MILESTONE THIS WEEK WITH SEC FILING

XTI Aircraft crosses an important milestone this week with the official filing of our equity crowdfunding offering qualification statement with the Securities and Exchange Commission. Also referred to as a "mini-IPO," an equity crowdfund offering would give XTI the authority under Regulation A (Reg A+) of Title IV of the Jumpstart Our Business Startups (JOBS) Act to raise funds from the general public (non-accredited investors). Reg A+ is a form of equity crowdfunding considered revolutionary because it's a manageable solution–under certain conditions–for earlier stage companies to gain access to investor capital.

Historically, companies had to raise funds first from wealthy "accredited" investors until they reached the stage where they could go public with a full-blown Initial Public Offering (IPO). Before Reg A+ equity crowdfunding existed, securities laws made it difficult to offer investment to anyone but "accredited" investors who already have high net worth. So the general public had slim to no chance of getting in early until a company sought an IPO, because only at that point were companies allowed to raise funds from the general public.

Reg A+ offerings are referred to as Tier 1, for offerings of up to $20 million annually, and Tier 2, for offerings of up to $50 million annually. XTI files under Tier 2. Each tier has certain requirements that must be met before an offering is qualified by the SEC, but only Tier 2 continues to benefit investors by requiring issuers to comply with on-going annual and semi-annual reporting requirements. In addition to these filing requirements, XTI is subject to other requirements under Tier 2 such as:

- A requirement to provide audited financial statements
- A limitation on the amount of securities non-accredited investors can purchase in a Tier 2 offering of no more than 10 percent of the greater of the investor's annual income or net worth.

Once the filing is "qualified" by the SEC, we move from the "test the waters" stage into the investment stage; that is, we are allowed to convert "expressed interest" into equity shares by accepting investments. Based on XTI's valuation of the company, the initial group of investors will own approximately 15%-25% of the company, depending on the amount raised in this offering. As of the date of this post, the total dollar of expressed interest has reached $13,814,654.

[1] *Regulation A+: New Opportunities for Capital Formation.* Bloomberg BNA, June 12, 2015

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE SATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

DAVID BRODY, FOUNDER AND CHAIRMAN, XTI AIRCRAFT



Dave Brody's drive and life-long passion for aviation, science and technology put the TriFan 600 on a vertical trajectory from the outset of his vision. After incorporating XTI Aircraft Company in Delaware, he developed the initial TriFan 600 configuration and performance goals in 2012, then put together a veteran aerospace engineering team to prepare a conceptual engineering report for validation.

Company Founder

In 2005, Mr. Brody founded a successful advanced technology helicopter company, AVX Aircraft Company, serving as the chairman and chief executive officer. Based on his vision and strategy to develop advanced technology, he introduced coaxial rotors combined with rear propulsion to the rotorcraft industry to make rotorcraft safer, faster, and more accessible to the mass transportation market.

Bestselling Author

The author of three books, Mr. Brody wrote the bestseller, The Science Class You Wish You Had . . . The Seven Greatest Scientific Discoveries in History and the People Who Made Them. He is also a prolific inventor with several patents in aviation and other fields.

An advocate of crowdfunding for the TriFan 600, Mr. Brody views "equity crowdfunding as a creative way to involve everyone as true stakeholders working together to pioneer this all new way to fly," says Brody. "It's a way to turn all of our supporters into potential stockholders by providing the public a once-in-a-lifetime chance to get in early on something truly revolutionary."

EQUITY CROWDFUNDING CAMPAIGN SOARS



On August 25, XTI Aircraft Company launched an equity crowdfunding campaign, the first of its kind in aviation history, to invite participation in the development of the revolutionary TriFan 600 vertical takeoff and landing airplane. We are offering everyone the opportunity to express interest in our first public campaign by reserving shares, and becoming part of the journey that will change personal transportation as we know it.

SEC Rules

XTI is equity crowdfunding under the new June 15 rules from the U.S. Securities and Exchange Commission (SEC), that make effective the final Regulation A+ rules under Title IV of the JOBS Act. Reg A+ paves the way for companies like XTI to raise up to $50 million from both accredited and unaccredited investors. XTI is also raising funds through venture capital and private equity while finalizing diligence on its technical solution and beginning discussions with vendors that will lead to building a prototype.

Reg A+ allows companies to promote a potential offering to determine how much interest they receive before deciding to submit materials to the SEC. This testing the waters stage lasts until the offering has been "qualified" for fundraising by the SEC. XTI is currently testing the waters.

Timing is Key

The share reservation process is designed to assist XTI in determining the dollar amount of the securities that it should offer to be sold through StartEngine once the SEC qualifies its equity crowdfunding offering. You will recall that our equity crowding funding is part of a large capital financial plan that includes venture capital, private equity, and high net worth investors. The faster we reach our financial goals, the sooner we assemble our first prototype, which is now planned for sometime in 2018.

Crowdfunding is a creative, practical way for aviation enthusiasts and crowdfunders nationwide to work together to pioneer this all new way to fly. In less than three months, participants have reserved shares in excess of $13.8 Million. Please go to www.startengine.com/startup/xti for specific details on this opportunity.

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TRIFAN 600 BLENDS PROVEN TECHNOLOGIES IN 21ST CENTURY APPLICATION


TRIFAN600
THE FACTS
XTI

America has always been a nation on the move. That's why XTI Aircraft Company's TriFan 600—the world's first commercial, high-speed, long-range airplane capable of vertical takeoff and landing— is destined to change personal transportation as we know it.

Ultimate Travel Flexibility

With the speed of a business jet and maneuverability of a helicopter, the TriFan 600 blends the best in today's advanced and proven flight technologies into a 21st-century breakthrough application. Door-to-door mobility. And only a helipad-sized flat surface is required for takeoff and landing.

Advanced Engineering Functionality

The TriFan 600 crosses a range of new aerodynamic frontiers by building upon proven technologies in an exceptional flight profile: the power of three advanced ducted fans for vertical lift, driven by two high performance turbo shaft engines for speed; carbon fiber composites for weight reduction; fly-by-wire for precision control; and a state-of-the-art reconfigurable cabin for comfort and safety.

Once the TriFan 600 is airborne, the two wing-mounted fans rotate to deliver forward thrust. The center fan retreats during high-speed flight under a specially designed cover. The two engines reach a combined 2,600 horsepower, which vertically lifts passengers and pilot up into the air and then propels them forward at 400 mph to an altitude of 30,000 feet.

Visually Distinctive

When you board the sleek TriFan 600, you immediately experience the latest in business class comfort, true cabin comfort with a spacious interior, well-appointed luxe accents, and adequate space for payload and overnight bags.

The TriFan 600 features advanced safety measures such as auto-pilot/computerized controls during takeoff and landing, collision avoidance technologies, the ability to fly with one engine if required, and state-of-the-art avionics.

You can be part of our new frontier. XTI is equity crowdfunding under new rules by the U.S. Securities and Exchange Commission and has already raised more than $10 Million in non-binding indications of interest.


ELECTRONIC PRESS KIT

RECENT NEWS

FOR IMMEDIATE RELEASE

XTI's TriFan 600 Earns Prestigious 'Best of What's New' Award from Popular Science Among the 100 Greatest Innovations of 2015

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XTI Aircraft Company Flies Forward with Filing for SEC Qualification

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XTI Aircraft Company Reaches $10 Million in Expressed Global Interest Through Aviation's First Equity Crowdfunding Campaign

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FOR IMMEDIATE RELEASE

TriFan 600 Takes Off as Crowdfunding Soars to $4 Million
XTI Aircraft, StartEngine Inspire New Generation of Investors

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XTI Aircraft Company Launches Equity Crowdfunding Campaign as Part of Overall Financing Plan to Develop Revolutionary Vertical Takeoff Airplane

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Media Contact

BDN Aerospace Marketing

Kyle Davis

480-924-0690

kyle@bdnaerospace.com

